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                                                                   Exhibit 10.14

Loan No. 18

                            REVOLVING PROMISSORY NOTE
                            -------------------------

$17,500,000.00                                                      May 12, 2003
(or if less, the aggregate
unpaid principal amount of
all advances made hereunder)

     FOR VALUE RECEIVED, Professional Veterinary Products, Ltd., a Nebraska corporation ("PVPL"), ProConn, LLC, a Nebraska limited liability company ("ProConn"), Exact Logistics, LLC, a Nebraska limited liability company ("Exact", together with PVPL and ProConn, collectively and individually herein referred to as "Borrower"), promises to pay, on or before December 1, 2003, to the order of U.S. Bank National Association, a national banking association (the "Bank") at the Bank's office at1700 Farnam Street, Omaha, NE 68102, or at such other address as the holder hereof may from time to time designate in writing, the principal sum of SEVENTEEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($17,500,000.00) or, if less, the aggregate unpaid principal amount of all Revolving Loans evidenced by this Revolving Promissory Note (this "Note") under the Amended and Restated Loan Agreement by and between Borrower and Bank on even date herewith, as amended, (the "Loan Agreement"), together with interest from the date the proceeds of the Revolving Loans are initially disbursed until maturity on the principal balance from time to time remaining unpaid hereon and remaining unpaid on December 1, 2003 at the rates, in the manner and on the dates specified in the Loan Agreement.

     The obligations of PVPL, ProConn and Exact under this Note shall be joint and several. Each of PVPL, ProConn and Exact hereby represent, warrant and covenant for the benefit of Bank that it is the intention of each of PVPL, ProConn and Exact that this Note be fully enforceable against each of them in accordance with its terms to the same extent as if such party had been the only party identified as "Borrower" hereunder.

     The Bank shall record on its books or records or on the schedule to this Note which is a part hereof the principal amount of each Revolving Loan made under Section 2.1 of the Loan Agreement, all payments of principal and interest and the principal balances from time to time outstanding. The record thereof, whether shown on such books or records or on the schedule to this Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of the Bank to record any of the foregoing shall not limit or otherwise affect the obligation of the undersigned to repay all Revolving Loans made under
Section 2.1 of the Loan Agreement together with accrued interest thereon.

     This Note is the Revolving Note referred to in and issued under and subject to the Loan Agreement. Prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms, and in the manner and amounts provided in said Loan Agreement. All capitalized terms used in this Note, except terms

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otherwise defined herein, shall have the same meaning as such terms have in the
Loan Agreement.

     This Note is secured by certain Collateral as set forth in a Security Agreement of even date herewith executed by Borrower in favor of Bank, as amended, and certain other Collateral Documents (as defined in the Loan Agreement), to which reference is hereby made for a description of the Collateral and a statement of the terms and conditions upon which the Bank may exercise rights with respect to such Collateral.

     All payments on this Note shall be made in lawful money of the United States and in immediately available and freely transferable funds at the place of payment.

     If this Note is placed in the hands of an attorney for collection, Borrower agrees to pay reasonable attorneys' fees and costs incurred by the Bank in connection therewith, and in the event suit or action is instituted to enforce or interpret this Note (including without limitation efforts to modify or vacate any automatic stay or injunction), the prevailing party shall be entitled to recover all expenses reasonably incurred at, before or after trial and on appeal, whether or not taxable as costs, or in any the Bankruptcy proceeding, or in connection with post-judgment collection efforts, including, without limitation, attorneys' fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.

     This Note shall be governed and construed in accordance with the laws of the State of Nebraska applicable to contracts made and to be performed therein (excluding choice-of-law principles). Borrower hereby irrevocably submits to the jurisdiction of any state or federal court sitting in Omaha, Nebraska in any action or proceeding brought to enforce or otherwise arising out of or relating to this Note, and hereby waives any objection to venue in any such court and any claim that such forum is an inconvenient forum.

     This Note is given in a commercial transaction for business purposes.

     Borrower and all sureties, endorsers, guarantors and other parties now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (a) waive demand, notice of demand, presentment for payment, notice of nonpayment, notice of default, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices, and further waive diligence in collecting this Note or in enforcing any of the security for this Note; (b) agree to any substitution, subordination, exchange or release of any security for this Note or the release of any party primarily or secondarily liable for the payment of this Note; (c) agree that the Bank shall not be required to first institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable for the payment of this Note or to enforce its rights against any security for the payment of this Note; and (d) consent to any extension of time for the payment of this Note, or any installment hereof, made by agreement by the Bank with any person now or hereafter liable for the payment of this Note, even if Borrower is not a party to such agreement.

     All agreements between Borrower and the Bank, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by

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reason of demand or acceleration of the final maturity of this Note or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to the Bank exceed the maximum amount permissible under the applicable law. If from any circumstance whatsoever, interest would otherwise be payable to the Bank in excess of the maximum amount permissible under applicable law, the interest payable to the Bank shall be reduced to the maximum amount permissible under applicable law; and if from any circumstance the Bank shall ever receive anything of value deemed interest by applicable law in excess of the maximum amount permissible under applicable law, an amount equal to the excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to the Bank shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under applicable law. The Bank expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under applicable law. In determining the highest lawful rate, all fees and other charges contracted for, charged or received by the Bank in connection with the Loan evidenced by this Note which are either deemed interest by applicable law or required by applicable law to be deducted from the principal balance of this Note to determine the rate of interest hereon shall be taken into account. This paragraph shall control all agreements between Borrower and the Bank.

This Notice is Provided Pursuant to Nebraska Revised Statutes 45-1,112 et. seq.

NOTICE - WRITTEN AGREEMENTS. A credit agreement must be in writing to be enforceable under Nebraska Law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK;
                             EXECUTION PAGE FOLLOWS]

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     IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ
CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

     Executed as of the date first written above.

                                        BORROWER:

                                        Professional Veterinary Products, Ltd.,
                                        a Nebraska corporation


                                        By:  /s/ Lionel L. Reilley
                                           -------------------------------------
                                           Dr. Lionel L. Reilly, its President

                                        ProConn, LLC, a Nebraska limited
                                        liability company


                                        By: Professional Veterinary Products,
                                            Ltd., a Nebraska corporation, its
                                            Manager and sole Member


                                            By:  /s/ Lionel L. Reilley
                                               ---------------------------------
                                                Dr. Lionel L. Reilly, its
                                                       President

                                        Exact Logistics, LLC, a Nebraska
                                        limited liability company


                                        By: Professional Veterinary Products,
                                            Ltd., a Nebraska corporation, its
                                            Manager and sole Member


                                            By:  /s/ Lionel L. Reilley
                                               ---------------------------------
                                                Dr. Lionel L. Reilly, its
                                                       President

                  [EXECUTION PAGE OF REVOLVING PROMISSORY NOTE]

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